Exhibit 4.1

POPULAR, INC.

AND

THE BANK OF NEW YORK MELLON

Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of September 14, 2018

To Indenture dated as of February 15, 1995

between

POPULAR, INC.

and

THE BANK OF NEW YORK MELLON

Trustee

6.125% Senior Notes due 2023

i

NINTH SUPPLEMENTAL INDENTURE, dated as of September 14, 2018 (the “Ninth Supplemental Indenture”), between POPULAR, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company”), and The Bank of New York Mellon, a New York corporation, as trustee (the “Trustee”) to the senior indenture, dated as of February 15, 1995 (the “Original Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 8, 1997, the Second Supplemental Indenture, dated as of August 5, 1999, the Third Supplemental Indenture, dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, and the Eighth Supplemental Indenture, dated as of July 1, 2014 (collectively, with the Original Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(7) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company’s “6.125% Senior Notes due 2023” (the “Notes”) under the Indenture;

WHEREAS, the board of directors of the Company has duly authorized the execution and delivery of this Ninth Supplemental Indenture;

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01    Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Ninth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture. The following terms used in this Ninth Supplemental Indenture have the following respective meanings:

“Company” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to the Early Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to the Early Call Date.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Depositary” means The Depository Trust Company, or any successor thereto.

“Early Call Date” has the meaning set forth in Section 2.04(a).

“Ninth Supplemental Indenture” has the meaning set forth in the Recitals.

“Global Security” has the meaning set forth in Section 2.01(d).

“Indenture” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Payment Date” has the meaning set forth in Section 2.02.

“Notes” has the meaning set forth in the Recitals.

“Original Issue Date” means the date or dates on which the Notes are issued.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer”.

“Reference Treasury Dealer” means: (i) J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Company (and provided to the Trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Regular Record Date” means the March 1 or September 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment date.

“Stated Maturity” has the meaning set forth in Section 2.01(f).

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

SECTION 1.02    Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03    Successors and Assigns.

All covenants and agreements in this Ninth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.04    Separability Clause.

In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.05    Benefits of Instrument.

Nothing in this Ninth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Ninth Supplemental Indenture or the Indenture.

SECTION 1.06    Governing Law.

This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE II

6.125% Senior Notes due 2023

SECTION 2.01    Creation of Series; Establishment of Form.

(a)    There is hereby established a new series of Securities under the Indenture entitled “6.125% Senior Notes due 2023”.

(b)    The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A. The Notes, if in the form of a Global Security, shall include the legends set forth on the face of Exhibit A, substantially in the form so set forth.

(c)    The Company shall issue the Notes in an aggregate principal amount of $300,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture. Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.

(d)    The Notes shall be initially issued in the form of one or more fully registered global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a “Global Security”) and deposited with the Trustee, as custodian for the Depositary. Any proposed transfer of an interest in the Notes shall consist of a transfer in a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e)    The Notes shall not have a sinking fund.

(f)    The stated maturity of the principal of the Notes shall be September 14, 2023 (the “Stated Maturity”).

(g)    The Notes shall be issued in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(h)    The Notes shall be unsecured senior obligations of the Company and will rank equally in right of payment with all of its other existing and future unsecured senior indebtedness and senior in right of payment to all its existing and future subordinated indebtedness.

SECTION 2.02    Interest. The Notes shall bear interest at a rate equal to 6.125% per annum computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will accrue from September 14, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be until the principal thereof and premium, if any, is paid or made available for payment. Interest is payable semi-annually on March 14 and September 14 of each year (each, an “Interest Payment Date”), commencing March 14, 2019, to the Person in whose name the Notes were registered at the close of business on the immediately preceding Regular Record Date (except that payment of interest due at the Stated Maturity will be made to the Person to whom payment of the principal of the Notes will be made).

SECTION 2.03    Payment of Principal, Interest and Other Amounts.

(a)    If any Interest Payment Date or other payment date falls on a day that is not a Business Day, the payment due on that date may be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from or after such Interest Payment Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(b)    Payments of principal of and interest on the Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security. Initially, the Paying Agent for the Notes will be The Bank of New York Mellon. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar. Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.04    Optional Redemption.

(a)    Prior to August 14, 2023 (the “Early Call Date”), the Notes will be redeemable at the Company’s option, in whole at any time or in part from time to time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due after the related Redemption Date and on or prior to the Early Call Date (exclusive of any interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but not including, such Redemption Date. Notwithstanding Section 1104 of the Indenture, notice of the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. Promptly after the calculation of such Redemption Price, the Company shall give the Trustee notice thereof and the Trustee shall not be responsible for such calculation. If the Company redeems the Notes on or after the Early Call Date, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest to the Redemption Date. Notwithstanding the foregoing, interest will be payable to Holders of the Notes on the Regular Record Date applicable to an Interest Payment Date falling on or before a date of redemption. Notice of any such redemption shall be given not less than 15 nor more than 60 days before the Redemption Date in the manner provided in Section 1104 of the Indenture.

(b)    In the event that following the date hereof, there occurs a change in law or regulation or interpretation thereof and as a result thereof the Company or any agent thereof is required by law or regulation to pay any Additional Amounts pursuant to Section 1010 of the Indenture, then the Notes will be redeemable at the Company’s option, in whole but not in part, at any time upon not less than 15 nor more than 60 days’ notice given to the Holders as provided in Section 1104 of the Indenture at a Redemption Price equal to 100% of the principal amount of the Notes together with accrued interest thereon to the Redemption Date.

SECTION 2.05    Restrictive Covenants. Section 1009 of the Indenture (under the heading “Limitation Upon Creation of Liens on Voting Stock of Material Banking Subsidiaries”) shall not apply to the Notes.

SECTION 2.06    Events of Default.

(a)    Section 501(5) of the Indenture shall not apply to the Notes.

(b)    The events described in Sections 501(6) and 501(7) of the Indenture shall constitute an Event of Default with respect to the Notes only if they occur with respect to the Company and not with respect to any Material Banking Subsidiary.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01    Original Issue. The Notes may, upon execution of this Ninth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.02    Integral Part. This Ninth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 3.03    Priority. This Ninth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Ninth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04    Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.05    Conflict with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 3.06    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the day and year first above written.

POPULAR, INC.

By:	/s/ Carlos J. Vázquez
Name:	Carlos J. Vázquez
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as the Trustee

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

Exhibit A

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO POPULAR, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 733174 AK2

ISIN No. US733174AK28

Common Code 186872576

POPULAR, INC.

6.125% SENIOR NOTE DUE 2023

Popular, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION U.S. dollars or such other principal sum as shall be set forth on the Schedule of Increases and Decreases attached hereto on September 14, 2023 (the “Stated Maturity Date”) and to pay interest thereon, from September 14, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 14 and September 14 in each year, commencing March 14, 2019 (each, an “Interest Payment Date”), and at the Maturity of the principal hereof, until the principal hereof is paid or made available for payment.

The interest rate will be a rate equal to 6.125% per annum computed on the basis of a 360-day year consisting of twelve 30- day months. If any Interest Payment Date falls on a day that is not a Business Day, the payment of interest due on that day may be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from or after such Interest Payment Date to the date of that payment on the next succeeding Business Day. Notwithstanding the foregoing, interest on any principal that is overdue shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first calendar day of March or September, as applicable (whether or not a Business Day, as such term is defined on the reverse hereof), immediately preceding such Interest Payment Date (a “Regular Record Date”) (except that payment of interest due at the Stated Maturity will be made to the Person to whom payment of the principal of this Security will be made). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Except as provided in the next paragraph, payment of any amount payable on this Security will be made in U.S. dollars at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof; provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on this Security will be made in U.S. dollars by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $10,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Paying Agent at its Corporate Trust Office, Attention: Corporate Trust Department, on or before the Regular Record Date preceding the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the Regular Record Date preceding the day on which such payment is to be made, in which case such revocation shall be effective for such payment and all later payments; provided that in the case of any payment due at Maturity of the principal of this Security to be effective any request for revocation must be made no later than the 15th day prior to the Maturity of the principal of this Security. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium (if any) or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. No interest shall accrue as a result of the delayed payment. The provisions of this paragraph shall apply to the Security in lieu of the provisions of Section 113 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

POPULAR, INC.

By
Name:
Title:

[SEAL]

Attest:

By
Name:
Title:

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By
Authorized Officer

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), all issued and to be issued in one or more series under a senior indenture, dated as of February 15, 1995 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 8, 1997, the Second Supplemental Indenture, dated as of August 5, 1999, the Third Supplemental Indenture, dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, the Eighth Supplemental Indenture, dated as of July 1, 2014, and the Ninth Supplemental Indenture, dated as of September 14, 2018 (the “Ninth Supplemental Indenture”) (together herein, with the Original Indenture, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), duly executed and delivered by the Company to The Bank of New York Mellon (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of THREE HUNDRED MILLION U.S. dollars, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series of securities designated on the face hereof.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall mean $2,000 and any integral multiples of $1,000 in excess thereof.

For all purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which commercial banking institutions in New York City generally are authorized or required by law, regulation or executive order to close.

References in this Security to “U.S. dollars” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

Prior to August 14, 2023 (the “Early Call Date”), the Securities of this series will be redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this Series to be redeemed that would be due after the related Redemption Date and on or prior to the Early Call Date (exclusive of any interest accrued to such Redemption Date), discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Ninth Supplemental Indenture) plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but not including, such Redemption Date. If the Company redeems the Securities of this series on or after the Early Call Date, the Securities of this series will be redeemed at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be so redeemed, plus accrued and unpaid interest to the Redemption Date. Notwithstanding the foregoing, interest will be payable to Holders of the Securities of this series on the Regular Record Date applicable to an Interest Payment Date falling on or before a date of redemption. Notice of any such redemption shall be given not less than 15 nor more than 60 days before the Redemption Date in the manner provided in Section 1104 of the Indenture.

In the event that following the date of the Ninth Supplemental Indenture, there occurs a change in law or regulation or interpretation thereof and as a result thereof the Company or any agent thereof is required by law or regulation to pay any Additional Amounts pursuant to Section 1010 of the Indenture, then the Securities of this series will be redeemable at the Company’s option, in whole but not in part, at any time upon not less than 15 nor more than 60 days’ notice given to the Holders as provided in Section 1104 of the Indenture at the principal amount of the Securities of this series together with accrued interest thereon to the Redemption Date.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

Section 1009 of the Indenture shall not apply to the Securities of this series.

Section 501(5) of the Indenture shall not apply to the Securities of this series. The events described in Sections 501(6) and 501(7) of the Indenture shall constitute an Event of Default with respect to the Securities of this series only if they occur with respect to the Company and not with respect to any Material Banking Subsidiary.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of a series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	As tenants in common

TEN ENT -	As tenants by the entireties

JT TEN -	as joint tenants with the right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints                      to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed
NOTICE: Signature must be guaranteed.	Notice: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in

this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian